Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

CLOUDASTRUCTURE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of the Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Preliminary Proxy Statement - Subject to Completion

Cloudastructure, Inc.

Proxy Statement and Notice of 2026

Annual Meeting of Stockholders

Cloudastructure, Inc.

3000 El Camino Real, Bldg 4, Ste 200

Palo Alto, California 94306

June 2, 2026

Dear Stockholders,

It is our pleasure to invite you to attend the 2026 Annual Meeting of Stockholders of Cloudastructure, Inc. at 1:00 p.m., Pacific time, on Wednesday, July 15, 2026. We will be conducting our Annual Meeting of Stockholders by means of remote communication via the Internet. To attend the meeting, please log on to the Internet at www.virtualshareholdermeeting.com/CSAI2026. At this site, you will be able to vote electronically. You will need the 16-digit control number included with these proxy materials to vote or submit questions during the meeting.

We are providing proxy materials to our stockholders primarily through the Internet. We are pleased to use this process, which allows our stockholders to receive proxy materials in an expedited manner, while significantly lowering the costs of conducting our Annual Meeting. On or about June 2, 2026, we mailed to our stockholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the information contained in this proxy statement and the annual report, and it provides you with information on voting. The proxy materials available online include this proxy statement and our 2025 annual report, which summarizes Cloudastructure’s 2025 results and includes our 2025 audited financial statements.

Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly so that your shares will be voted as you desire.

Sincerely,

James McCormick

Chief Executive Officer

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PROXY STATEMENT

TABLE OF CONTENTS
Page
2026 PROXY STATEMENT QUESTIONS AND ANSWERS	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	6
PROPOSAL 1: ELECTION OF DIRECTOR	8
CODE OF CONDUCT	9
INSIDER TRADING ARRANGEMENTS AND POLICIES	10
ANTI-HEDGING AND ANTI-PLEDGING POLICY	10
DIRECTOR INDEPENDENCE	10
MEETING ATTENDANCE	10
BOARD COMMITTEES AND FUNCTIONS	10
LEADERSHIP STRUCTURE AND THE BOARD’S ROLE IN RISK OVERSIGHT	11
STOCKHOLDER COMMUNICATIONS WITH THE BOARD	11
STOCKHOLDER NOMINEES FOR DIRECTOR	11
REPORT OF OUR AUDIT COMMITTEE	12
DISCLOSURE OF FEES PAID TO OUR INDEPENDENT AUDITORS	13
PRE-APPROVAL POLICY	14
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS	15
PROPOSAL 3: PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO REDUCE AUTHORIZED SHARES	16
PROPOSAL 4: PROPOSAL TO APPROVE REVERSE STOCK SPLIT IN BOARD’S DISCRETION	19
PROPOSAL 5: APPROVAL OF AMENDMENT TO THE CLOUDASTRUCTURE, INC. AMENDED AND RESTATED 2024 EQUITY INCENTIVE PLAN TO PERMIT A ONE-TIME REPRICING OF OUTSTANDING STOCK OPTIONS	22
PROPOSAL 6: PROPOSAL TO ADJOURN THE ANNUAL MEETING (IF NEEDED)	28
EXECUTIVE COMPENSATION	29
RELATED PARTY TRANSACTIONS	34
STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING	35
GENERAL	36

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CLOUDASTRUCTURE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 2, 2026

Date:	July 15, 2026

Time:	1 p.m., Pacific time

Virtual Meeting URL:	www.virtualshareholdermeeting.com/CSAI2026

We are holding the 2026 Cloudastructure, Inc. Annual Meeting of Stockholders for the following purposes:

1.	To elect one director to serve a three-year term expiring in 2029;
2.	To ratify the appointment of TAAD LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	To vote on a proposal to amend the Certificate of Incorporation to decrease our total number of authorized shares from 500,000,000 shares to 83,333,334 shares, 69,000,000 shares of which shall be Class A common stock, par value $0.0001 per share, 13,333,334 shares of which shall be Class B common stock, par value $0.0001 per share, and 1,000,000 shares of which shall be preferred stock, par value $0.0001 per share, to reduce the Company’s Delaware franchise tax obligations (collectively, the “Authorized Share Reduction Proposal”);
4.	To vote on a proposal to amend the Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of Class A and Class B common stock at a ratio ranging from 1-for-2 to 1-for-200, with the exact ratio and timing, if at all, to be determined by our Board of Directors, in its sole discretion; and in connection with the reverse stock split, further authorize our Board of Directors to decrease our total number of authorized shares by a proportionate amount based on the reverse stock split ratio selected by the Board (collectively, the “Reverse Stock Split Proposal”);
5.	To vote on a proposal to amend the Cloudastructure, Inc. 2024 Amended and Restated Equity Incentive Plan to permit a one-time repricing of outstanding stock options (the “Option Repricing Proposal”);
6.

To vote on a proposal to adjourn the annual meeting of stockholders, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the annual meeting, in person or by proxy, to approve any proposal submitted for stockholder vote; and

7.	To transact any other business that is properly submitted before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for the Annual Meeting is May 18, 2026 (the “Record Date”). Only stockholders of record at the close of business on the Record Date can vote at the Annual Meeting.

Under rules adopted by the Securities and Exchange Commission, we are furnishing proxy materials to our stockholders primarily via the Internet. Stockholders of record have been mailed a Notice of Internet Availability of Proxy Materials on or around June 2, 2026, which provides them with instructions on how to vote and how to electronically access the proxy materials on the Internet. It also provides them with instructions on how to request paper copies of these materials, should they so desire.

Cloudastructure, Inc. will have a list of stockholders who can vote at the Annual Meeting available for inspection by stockholders on the date of the Annual Meeting.

Whether or not you plan to attend the Annual Meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. Registered holders may vote through the Internet, by telephone or, once you receive (upon your request) a printed proxy card in the mail, by completing, dating, signing and returning the proxy card. You will find instructions for voting in the “Questions and Answers” section of the proxy statement.

By Order of the Board of Directors,

Greg Smitherman

Chief Financial Officer and Corporate Secretary

June 2, 2026

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Cloudastructure, Inc.

3000 El Camino Real, Bldg 4, Ste 200

Palo Alto, California 94306

2026 PROXY STATEMENT QUESTIONS AND ANSWERS

The following is information regarding the meeting and the voting process, presented in a question and answer format.

What is a proxy?

A proxy is your authorization for someone else to vote for you in the way that you want to vote and allows you to be represented at our Annual Meeting if you are unable to attend the meeting. When you complete and submit a proxy card, use the automated telephone voting system, or use the Internet voting system, you are submitting a proxy. The Board of Directors of Cloudastructure, Inc. is soliciting this proxy. As used in this proxy statement, the terms “the Company,” “we,” “our,” and “us” all refer to Cloudastructure, Inc.

What is a proxy statement?

A proxy statement is a document the United States Securities and Exchange Commission (“SEC”) requires to explain the matters on which you are asked to vote on by proxy and to disclose certain related information. This proxy statement was first made available to our stockholders on or about June 2, 2026.

Why am I receiving my proxy materials electronically instead of receiving paper copies through the mail?

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of the proxy statement and annual report. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to stockholders.

On or about June 2, 2026, we mailed to our stockholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the information contained in this proxy statement and the annual report, and it provides you with information on voting.

If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a paper copy of our proxy materials, follow the instructions contained in the Notice of Internet Availability of Proxy Materials about how you may request to receive your materials in printed form on a one-time or ongoing basis.

Where is this year’s proxy statement available electronically?

You may view this proxy statement and the 2025 annual report electronically by going to www.proxyvote.com.

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Who can vote?

We have two classes of common stock and one series of preferred stock issued and outstanding as of the Record Date, which are listed below.

•	Class A Common Stock (“Class A Shares”) – Except as noted below, holders of Class A Shares are entitled to vote on each proposal described in this proxy statement. Holders of Class A Shares are entitled to 1 vote per Class A Share held on the Record Date.

•	Class B Common Stock (“Class B Shares”) – Holders of Class B Shares are entitled to vote on each proposal described in this proxy statement. Holders of Class B Shares are entitled to 20 votes per Class B Share held on the Record Date.

•	Series 2 Convertible Preferred Stock (“Series 2 Shares”) – Except as noted below, holders of Series 2 Shares are entitled to vote on each proposal described in this proxy statement. Holders of Series 2 Shares are entitled to 1 vote for each share of Class A common stock into which such Series 2 Share is convertible as of the Record Date, subject to a voting cap that prohibits a holder of Series 2 Shares, together with certain affiliated parties, from voting more than 4.99% of the Company’s outstanding voting shares.

Only holders of record of our Class A Shares, Class B Shares, and Series 2 Shares as of the close of business on May 18, 2026, the Record Date, can vote at the Annual Meeting.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank, or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares. See “How can I vote?” below.

How can I vote?

If your shares are held in “street name,” follow the instructions provided by your bank, broker, or other nominee. If your shares are held in your name, you can vote in one of four ways:

•	Via Internet before the Annual Meeting: Go to www.proxyvote.com and follow the instructions. You may do this at your convenience, 24 hours a day, 7 days a week. You will need to have your proxy card or Notice of Internet Availability of Proxy Materials in hand. The deadline for Internet voting is 11:59 p.m., Eastern Time, July 14, 2026.

•	By Telephone: Call toll-free 1-800-690-6903 and follow the instructions. You may do this at your convenience, 24 hours a day, 7 days a week. You will need to have your proxy card or Notice of Internet Availability of Proxy Materials in hand. The deadline for voting by phone is 11:59 p.m., Eastern Time, July 14, 2026.

•	In Writing: Complete, sign, date, and return the proxy card in the return envelope provided with your proxy card.

•	At the Annual Meeting: To attend the meeting virtually and cast your vote, please log on to the Internet at www.virtualshareholdermeeting.com/CSAI2026. At this site you will be able to vote electronically.

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If you submit a proxy to the Company before the Annual Meeting, whether by proxy card, by telephone, or by Internet, the persons named as proxies will vote your shares as you direct. If no instructions are specified, the proxy will be voted FOR the director nominated by the Board of Directors; FOR the ratification of the appointment of TAAD LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; FOR the Authorized Share Reduction Proposal; FOR the Reverse Stock Split Proposal; FOR the Option Repricing Proposal; FOR the proposal to adjourn the meeting, if necessary or appropriate; and in the proxy holders’ discretion on any other matters that are properly presented at the meeting or any adjournment of the meeting.

Can I revoke my proxy?

You may revoke a proxy at any time before the proxy is exercised by:

1.	delivering written notice of revocation to the Corporate Secretary of Cloudastructure, Inc., 3000 El Camino Real, Bldg 4, Ste 200, Palo Alto, California 94306;

2.	submitting another properly completed proxy card that is later dated;

3.	voting by telephone at a subsequent time;

4.	voting by the Internet at a subsequent time; or

5.	voting at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your brokerage firm, bank, or other nominee. Your brokerage firm, bank, or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares.

How many votes do we need to hold the Annual Meeting?

In order to carry on the business of the meeting, we must have a quorum. This means that the holders of issued and outstanding shares legally entitled to vote that represent at least one-third (1/3) of the total voting power of the Company as of the Record Date must be present in person or by proxy.

Shares are counted as present at the meeting if the stockholder either:

•	has properly submitted a signed proxy card or other form of proxy (through the telephone or Internet); or
•	is present at the Annual Meeting.

As of the Record Date, we had the following shares of capital stock issued and outstanding:

•	24,985,991 Class A Shares (1 vote per share)
•	5,638 Class B Shares (20 votes per share)
•	5,081 Series 2 Shares (1 vote per as-converted Class A Share, subject to the voting cap described above)

Abstentions and broker non-votes, if any, will count for purposes of determining whether or not a quorum is present.

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What matters will be voted on at the meeting?

You are being asked to vote on: (i) the election of one director to serve a three-year term expiring in 2029; (ii) the ratification of the appointment of TAAD LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; (iii) a proposal to amend the Certificate of Incorporation to decrease our total number of authorized shares from 500,000,000 shares to 83,333,334 shares, 69,000,000 shares of which shall be Class A common stock, 13,333,334 shares of which shall be Class B common stock, and 1,000,000 shares of which shall be preferred stock, to reduce the Company’s Delaware franchise tax obligations; (iv) a proposal to amend the Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of Class A and Class B common stock at a ratio ranging from 1-for-2 to 1-for-200, with the exact ratio to be determined by our Board of Directors, in its sole discretion, and to authorize our Board of Directors to effect such reverse stock split at such time and date, if at all, as determined by our Board of Directors, in its sole discretion, and in connection with the reverse stock split, further authorize our Board of Directors to decrease our total number of authorized shares by a proportionate amount based on the reverse stock split ratio selected by the Board; (v) a proposal to amend the Cloudastructure, Inc. 2024 Amended and Restated Equity Incentive Plan to permit a one-time repricing of outstanding stock options; and (vi) a proposal to adjourn the annual meeting of stockholders, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes present at the annual meeting, in person or by proxy, to approve any proposal submitted for stockholder approval.

How many votes are needed for each proposal?

In order to be approved, each proposal other than the election of the director requires the affirmative vote of at least a majority of votes cast at the meeting. In addition, (a) the Authorized Share Reduction Proposal and the Reverse Stock Split Proposal must receive the affirmative vote of the holders of at least a majority of the outstanding Class B common stock, and (b) the Authorized Shares Reduction Proposal must receive the affirmative vote of the holders of at least a majority of the outstanding Preferred Stock.

Our directors are elected by a plurality of votes, which means that the individual receiving the highest number of votes cast “for” their election will be elected as a director of the Company.

All proposals other than the proposal to ratify the appointment of our independent registered public accounting firm for 2026 are considered “non-routine” matters. This means that if your shares are held by a broker or other fiduciary, it cannot vote your shares on these matters unless it has received voting instructions from you.

Abstentions and broker non-votes will not have any effect on any of the matters presented for a vote at the Annual Meeting, except solely with respect to the separate Class B common stock and Preferred Stock class votes set forth above, where abstentions will have the effect of a “no” vote. (There are no broker non-votes with respect to any shares of Class B common stock or Preferred Stock.)

What happens if a nominee is unable to stand for re-election?

The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than one nominee. We have no reason to believe the nominee named in this proxy statement will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

Except with respect to the election of a director, you may vote “for,” “against,” or “abstain” on each proposal properly brought before the meeting. With respect to the election of a director, you may vote “for” or “withhold.”

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Where do I find the voting results of the meeting?

If available, we will announce voting results at the Annual Meeting. The voting results will also be disclosed on a Form 8-K that we will file with the SEC within four business days after the meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on July 15, 2026.

This proxy statement along with our annual report is available at: www.proxyvote.com.

A copy of Cloudastructure’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, may be obtained without charge upon written request to the Chief Financial Officer, Cloudastructure, Inc., 3000 El Camino Real, Bldg. 4, Ste. 200, Palo Alto, California 94306.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners and Management

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our Class A Shares, Class B Shares, and Series 2 Shares as of May 18, 2026, by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group

We have based percentage of beneficial ownership for the following table on 24,985,991 Class A Shares, 5,638 Class B Shares, and 5,081 Series 2 Shares outstanding as of May 18, 2026. In addition, in accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities issuable within 60 days of May 18, 2026. As such, Class A Shares and Class B Shares issuable pursuant to options and warrants that may be exercised or settled within 60 days of May 18, 2026 are deemed to be outstanding for purposes of computing the percentage of the class beneficially owned by the person holding such securities but are not deemed to be outstanding for purposes of computing the percentage of the class beneficially owned by any other person.

Each Class A Share is entitled to 1 vote per share and each Class B Share is entitled to 20 votes per share on all matters submitted to a vote of the stockholders, including the election of directors. Each Series 2 Share is entitled to vote on an as-converted basis, subject to the voting cap described in footnote (8) to the table below.

Except as otherwise indicated in the footnotes to the table set forth below, all persons listed have sole voting power and investment power, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership of their common stock. Unless otherwise indicated, the business address of each of the individuals and entities named below is c/o Cloudastructure, Inc., 3000 El Camino Real, Bldg 4, Ste 200, Palo Alto, California 94306.

	Shares Beneficially Owned
	Series 2 Convertible Preferred Stock†		Class A Common Stock		Class B Common Stock‡		Percentage of Total Voting
Name of Beneficial Owner	Number	%	Number	%	Number	%	Power §

Executive Officers and Directors
James McCormick (1)	–	–	2,500	*	1,397,908	99.6	52.7
Gregory Rayzman (2)	–	–	2,500	*	1,619,521	99.7	56.3
Greg Smitherman (3)	–	–	2,502	*	1,043,124	99.5	45.4
Lauren O’Brien (4)	–	–	102,500	*	814,636	99.3	39.3
Ruba Qashu (5)	–	–	–	–	127,604	95.7	9.2
Jeff Kirby (6)	–	–	108,333	*	9,375	62.3	1.1
Craig Johnson (7)	–	–	108,333	*	118,500	95.4	9.0
All executive officers and directors as a group (7 persons)	–	–	326,668	1.29	5,130,668	99.9	80.4

5% Stockholders
Streeterville Capital, LLC (8)	5,081	100	173,508	*	–	–	*
Sheldon Richard Bentley (9)	–	–	202,500	*	4,530,563	99.9	5

*	Represents beneficial ownership of less than 1%.

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†	The Series 2 Preferred is convertible at any time by the holder into shares of Class A common stock by (i) multiplying the then-current Stated Value (as defined in the Certificate of Designations) by the number of Series 2 Preferred being converted, and (ii) dividing the resultant amount by the then-applicable Conversion Price (as defined in the Certificate of Designations).
‡	The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.
§	The percentage of total voting power represents voting power with respect to all shares of our Series 2 Preferred, Class A common stock and Class B common, as one class. Our Series 2 Preferred is entitled to vote on an as-converted basis with our shares of common stock. Each holder of our Class A common stock is entitled to one vote per share and each holder of our Class B common stock is entitled to 20 votes per share. Holders of our Series 2 Preferred, Class A common stock and Class B common stock will vote together as one class on all matters submitted to a vote of our stockholders, except as otherwise expressly provided in our Second Amended and Restated Certificate of Incorporation, the Certificate of Designations for the Series 2 Preferred, or as required by applicable law.
(1)	Includes 2,500 shares of Class A common stock and 1,397,908 shares of Class B common stock both of which are issuable upon exercise of options which are exercisable within 60 days.
(2)	Includes 2,500 shares of Class A common stock and 1,619,521 shares of Class B common stock both of which are issuable upon exercise of options which are exercisable within 60 days. The Company and Mr. Rayzman have entered into a Standstill Agreement pursuant to the terms of which Mr. Rayzman has irrevocably agreed that he will not acquire through purchase, by transfer or assignment or in any other manner, directly or indirectly, shares of common stock of the Company that would result in Mr. Rayzman owning in excess of 49% of the Company’s voting power.
(3)	Includes 2,502 shares of Class A common stock and 1,043,124 shares of Class B common stock both of which are issuable upon exercise of options (except for 2 Class A shares) which are exercisable within 60 days.
(4)	Includes 102,500 shares of Class A common stock and 814,636 shares of Class B common stock both of which are issuable upon exercise of options which are exercisable within 60 days.
(5)	Includes 127,604 shares of Class B common stock issuable upon exercise of options which are exercisable within 60 days.
(6)	Includes 108,333 shares of Class A common stock issuable upon exercise of options which are exercisable within 60 days.
(7)	Includes 108,333 shares of Class A common stock and 118,500 shares of Class B common stock both of which are issuable upon exercise of options which are exercisable within.
(8)	Includes (i) 173,508 pre-delivery shares issued to Streeterville pursuant to the terms of the Series 2 Securities Purchase Agreement, and (ii) 37,209 shares of Class A common stock held by or that may be issuable to Streeterville upon conversion of the Series 2 Preferred, subject to a 4.99% beneficial ownership limitation (the “Ownership Limitation”). Pursuant to the terms of the Certificate of Designations, the Company will not affect the conversion of any Series 2 Preferred if, after giving effect to such conversion, the holder thereof would, individually, beneficially own in excess of 4.99%, and, together with its affiliates, in excess of 9.99%, of the outstanding shares of Class A common stock on the conversion date. In addition, pursuant to the terms of the Certificate of Designations, in no event will a Series 2 Holder, together with its affiliates, be entitled to vote, on an as-converted basis and in the aggregate with respect to shares of common stock and preferred stock beneficially owned, more than 4.99% of the Company’s outstanding voting shares. In the absence of the Ownership Limitation, Streeterville would beneficially own additional shares of Class A common stock. The address of Streeterville is 297 Auto Mall Drive #4, St. George, Utah 84770. John M. Fife, President of Streeterville, has voting and investment power over these securities.
(9)	Common stock holdings consist of 202,500 shares of Class A common stock and 4,530,563 shares of Class B common stock both of which are issuable upon exercise of options which are exercisable within 60 days. The Company and Mr. Bentley have entered into a Standstill Agreement pursuant to the terms of which Mr. Bentley has irrevocably agreed that he will not acquire through purchase, by transfer or assignment or in any other manner, directly or indirectly, shares of common stock of the Company that would result in Mr. Bentley owning in excess of 49% of the Company’s voting power. In addition, the Company and Mr. Bentley have entered into an Amended and Restated Voting Agreement pursuant to the terms of which Mr. Bentley has irrevocably agreed to abstain, directly or indirectly, from casting votes in excess 5% of the outstanding capital stock entitled to vote at any meeting of stockholders of the Company. The Company and Mr. Bentley have also entered into a Voting Agreement pursuant to the terms of which Mr. Bentley has irrevocably agreed, for as long as the Series 2 Preferred remain outstanding, to cast the maximum number of votes to which he is entitled to vote in accordance with the recommendations of the Company’s board of directors.

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PROPOSAL 1:

ELECTION OF DIRECTOR

Our Second Amended and Restated Certificate of Incorporation (“Charter”) provides that our Board of Directors (“Board”) be divided into three classes of nearly equal size, with the classes to hold office for staggered terms of three years each. Our Charter permits our Board of Directors to establish the size of our Board. Our current Board has fixed the size of our Board at four members. Jeff Kirby has been nominated by the Board to serve a three-year term expiring in 2028. Mr. Kirby is an incumbent director.

The proxies cannot be voted for more than one nominee. The persons named as proxy holders in the accompanying proxy will vote for the above named nominee unless a stockholder directs otherwise. In the event that the nominee is unable to serve, which is not now contemplated, our Board may designate a substitute nominee. The proxy holders, to the extent they have been granted authority to vote in the election of directors, may or may not vote for the substitute nominee.

In addition to the nominee for director, each director whose term will continue after the meeting is named below.

Vote Required for Election

A plurality of the votes cast at the Annual Meeting is required to elect the nominee as a director. Accordingly, at the Annual Meeting, the individual who receives the largest number of votes cast at the meeting will be elected as a director. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast on this matter.

Recommendation of the Board

The Board of Directors recommends a vote FOR the election of the nominee.

Nominee for a three-year term expiring in 2029:

Jeff Kirby (age 61) has served on our Board of Directors since June 2024. Mr. Kirby is the Founder of Resource Management and Development, a real estate investment firm with a seasoned team of commercial real estate service experts founded by Mr. Kirby in 1993. With expertise in master-planned communities and commercial development, Resource Management and Development had roles in developing and managing over 20,000 residential lots in the Northern Nevada market as well as developing over 800,000 square feet of office space in the Reno, Nevada market. Mr. Kirby served as Chief Financial Officer of Avantair from 2004 to 2007. In Mr. Kirby’s more than 25 year-career, he has also consulted on investment and pension fund matters for several prominent trusts and funds, created and managed joint venture partnership business arrangements and involvement in funding and capital generation for private and publicly traded companies, and co-founded North Valley Holdings, the single largest producer of new water rights to municipal markets in Nevada and Northern California. Mr. Kirby received his B.A. in communication and B.S. in psychology from the University of Colorado, Boulder.

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Directors whose terms expires in 2027:

Craig Johnson (age 67) has served on our Board of Directors since June 2024. Mr. Johnson has over 30 years of experience in a variety of Sales Management, Business Development, Marketing, Operations, and General Management positions at large corporations like Honeywell, and various start up organizations. His industry expertise includes Industrial Automation, Building Automation, Technology, and Security. Mr. Johnson earned his Bachelors of Business Administration in Marketing and Management from the University of Wisconsin-Madison and his Masters in Business Administration in Marketing from DePaul University in Chicago. He currently sits on two small company boards, one non-profit board and served as a Reserve Officer in the Armed Forces.

James McCormick (age 66) has served as a director since November 2021 and was appointed Chief Executive Officer in June 2024. Mr. McCormick has over 30 years of experience in finance, operations and administration, primarily in the high tech industry. He has been instrumental in raising over $1 billion in funds for companies in which he was involved, including IPO’s, sales to strategic investors, investments by VC’s and securities sales through the capital markets. He has been involved in numerous M&A activities, both on buy-side and sell-side transactions. His experience has ranged from managing start-up companies to complex, multi-national entities. From May 2019 to July 2022, Mr. McCormick has served as the Chief Operating Officer for LTA Research and Exploration, an aerospace research and development company building experimental and certified manned and remotely piloted airships. From October 2015 to May 2019, Mr. McCormick served as Chief Financial Officer of Global Equipment Services (GES), a company specializing in production process and test equipment design, manufacturing, and global services for the semiconductor and electronics product manufacturing industry. While acting as CFO, Mr. McCormick oversaw the acquisition of GES by Kimball Electronics in an approximately $50 million transaction. He has held CEO, CFO and COO positions at various other public and private companies including Crossing Automation (sold to Brooks Automation (BRKS)), Serious Energy, PodTech, iPrint Technologies (sold to Harland Clarke), Tandem Computers (sold to Hewlett Packard (HPE)) and UB Networks (sold to Alcatel). Mr. McCormick holds a BBA from the University of Toledo and a MBA from the University of Michigan. Mr. McCormick also serves on the Board of Directors of Hydro Hash, Inc., a company for which Richard Bentley, the founder and a significant stockholder of the Company, is the Chairman and a significant stockholder.

Director whose term expires in 2028:

Ruba Qashu (age 52) has served on our Board of Directors since April 2023. Ms. Qashu is a partner at Procopio, Cory, Hargreaves & Savitch LLP, where she has been employed since February 2025. Ms. Qashu’s specialty is capital markets and securities transactions. She has over 20 years of experience as securities counsel for public companies and a substantive history structuring complex transactions and providing strategic counseling. Ms. Qashu’s capital markets experience includes CMPOs, registered direct offerings and PIPEs. Ms. Qashu handles ’34 Act reporting and advises regarding corporate governance, equity compensation plans and stockholder communications. Prior to joining Procopio LLP, she was a Partner at Barton LLP and Raines Feldman Littrell LLP. Previously, from 2011 through 2021, she was a Partner at Libertas Law Group. Ms. Qashu holds a B.A. in English Literature from UC Berkeley and a J.D. from Hastings College of Law (now UC Law San Francisco). She is admitted to practice law in the State of California. Ms. Qashu also serves on the Board of Directors of Hydro Hash, Inc., a company for which Richard Bentley, the founder and a significant stockholder of the Company, is the Chairman and a significant stockholder.

CODE OF CONDUCT

We have adopted a written code of business conduct and ethics, which applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of our code is available on our website at www.cloudastructure.com.

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INSIDER TRADING ARRANGEMENTS AND POLICIES

We have adopted insider trading policies and procedures governing the purchase, sale or other dispositions of our securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations and any Nasdaq listing standards applicable to the Company.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Our Board has adopted an anti-hedging and anti-pledging policy, restricting our executive officers and directors from (1) hedging the economic risk of their ownership of our stock and (2) pledging our stock, including by purchasing our securities on margin or holding our securities in a margin account.

DIRECTOR INDEPENDENCE

Our Board has determined that each of our directors other than James McCormick, our CEO, qualifies as an “Independent Director,” as such term is defined in The Nasdaq Stock Market Listing Rule 5605(a)(2). In making this determination with respect to Ms. Qashu, the Board considered her service as a director of Hydro Hash, Inc., a company for which Richard Bentley, the founder and a significant stockholder of the Company, is the Chairman and a significant stockholder. Our Board has also determined that each member of the three committees of the Board meets the independence requirements applicable to those committees as prescribed by the Nasdaq listing requirements, and, as to the audit committee, under applicable SEC rules. There are no family relationships between or among our directors, nominees, or executive officers.

MEETING ATTENDANCE

Each of our directors is expected to attend all meetings of the Board, applicable committee meetings, and our Annual Meeting of Stockholders. During 2025, the Board held 11 meetings; each director attended at least 75% of the aggregate number of meetings of our Board and Board committees on which they served. All directors attended the Company’s 2025 annual meeting of stockholders.

BOARD COMMITTEES AND FUNCTIONS

Our Board of Directors has three standing committees: audit, compensation and nominating and corporate governance. Copies of the charters of each of these committees are available on our Website at www.cloudastructure.com.

Our audit committee, which met on two occasions in 2025, consists of directors Kirby (Chairperson), Johnson, and Qashu. Our Board has determined that Mr. Kirby qualifies as an “audit committee financial expert,” as that term is defined in SEC rules. The primary purpose of the audit committee is to assist the Board in overseeing (1) the quality and integrity of our accounting, auditing and reporting practices, (2) the performance of our internal audit function and independent auditor, and (3) our disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and our Board have established.

Our compensation committee, which met on five occasions in 2025, consists of directors Qashu (Chairperson), Johnson and Kirby. This committee reviews and makes recommendations to the Board on executive compensation matters, including any benefits to be paid to our executives and officers. At the beginning of each year, our compensation committee meets to review our CEO’s performance against the Company’s goals and objectives for the preceding year and also to review and approve the corporate goals and objectives that relate to CEO compensation for the forthcoming year. This committee also evaluates the CEO and other key executives’ compensation against (1) pre-established, measurable performance goals and budgets, (2) generally comparable groups of executives, and (3) external market trends. Following this review, this committee recommends to the full Board the annual base salary, annual incentive compensation, total compensation and benefits for our CEO. This committee is also responsible for approving equity-based compensation awards. The base salaries of executive officers, other than our CEO, are established by our CEO.

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This committee is also responsible to recommend to the full Board the amount and form of compensation payable to directors. The committee has the authority to engage and rely upon third party consulting firms to assist the committee in its oversight of the Company’s executive compensation policy and our Board compensation.

Our nominating and corporate governance committee consists of directors Johnson (Chairperson), Kirby, and Qashu. This committee is responsible for making recommendations on the qualifications and standards to serve on our Board, identifying Board candidates, and monitoring our corporate governance standards. The committee is also responsible for reviewing succession plans and planning for the Board of Directors and senior management personnel. This committee met on one occasion during 2025.

The nominating and corporate governance committee has not established specific, minimum qualifications for director nominees. This committee is responsible for reviewing the qualifications and independence of the members of the Board. This assessment includes a consideration of the skills, experience, and diversity of the prospective candidates. In light of these general requirements, this committee reviews the suitability of each person nominated to our Board. These same standards and suitability requirements are applicable to all director nominees, regardless of the party making the director nomination. While the Board does not have a formal policy regarding the consideration of nominee diversity, this committee does consider diversity in its identification of director candidates. Diversity in business, industry and professional experience, education, and training, as well as an individual’s general background, benefits our Company by increasing the range of skills and perspectives of our Board and enhances its ability to govern the affairs of the Company.

The nominating and corporate governance committee has not received any recommended director nominations from any of our stockholders in connection with our 2026 Annual Meeting. The nominee who is standing for election as a director at the 2026 Annual Meeting is an incumbent director.

LEADERSHIP STRUCTURE AND THE BOARD’S ROLE IN RISK OVERSIGHT

Mr. McCormick serves as our CEO and Chair of the Board. The Company does not currently have a lead independent director. The Board meets in executive session, without the presence of management, as appropriate. The Company believes this leadership structure is appropriate given the circumstances of the Company as a developing company with a limited operating history and limited resources.

Our Board oversees the Company’s risk management by working to ensure that our risk management practices are consistent with our business operations and are functioning appropriately. Our Board performs this risk oversight function by, among other things, establishing standards for risk management by approving policies that address and mitigate the Company’s most material risks, including cash approval policies and approval of the annual budget. The Board also monitors, reviews, and reacts to our risks through various reports presented by management and external auditors. In addition, the Board conducts certain risk oversight activities through its committees with direct oversight over specific functional areas.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Any stockholder desiring to communicate with the Board or one or more of our directors may send a letter addressed to the Company’s Corporate Secretary at 3000 El Camino Real, Bldg. 4, Ste. 200, Palo Alto, California 94306. The Secretary has been directed to promptly forward all communications to the full Board or the specific director indicated in the letter.

STOCKHOLDER NOMINEES FOR DIRECTOR

Our Bylaws contain certain procedural requirements applicable to stockholder nominations of directors. A stockholder who wishes to nominate a person to serve as a director must provide us with written notice (containing certain information specified in the Bylaws about the stockholder and the nominee) not less than 90 nor more than 120 days prior to the date of the first anniversary of the preceding year’s Annual Meeting of Stockholders. If the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be provided not more than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting is first made by the Company.

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REPORT OF OUR AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Our audit committee has met with management and the independent auditors to review and discuss our audited consolidated financial statements as of and for the year ended December 31, 2025.

Our audit committee obtained from our independent auditors the written disclosures and the letter required by applicable provisions of the Public Company Accounting Oversight Board regarding their independence. Our audit committee has also discussed with our auditors any relationships that may impact their objectivity and independence and satisfied itself as to our auditors’ independence.

Our audit committee has reviewed and discussed with our independent auditors all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 16, as amended, and adopted by the Public Company Accounting Oversight Board. Our audit committee also discussed, with and without management present, the results of our independent auditors’ examination of our financial statements.

Based on the reviews and discussions referred to above, the audit committee recommended to our Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2025.

Jeff Kirby

Craig Johnson

Ruba Qashu

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DISCLOSURE OF FEES PAID TO OUR INDEPENDENT AUDITORS

Bush & Associates CPA LLP (“Bush & Associates”) was engaged as the Company’s independent auditors in July 2024, and Bush & Associates performed an audit of the Company’s financial statements as of, and for the years ended, December 31, 2024, and December 31, 2025. Under its charter, the audit committee is responsible for selecting and reviewing the qualifications of the Company’s independent auditors.

The following table sets forth the aggregate fees for professional services provided by Bush & Associates for the last two fiscal years:

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$52,500	$52,500
Tax Fees(2)	–	–
Total Fees	$52,500	$52,500

(1)	Audit fees consist of fees for services related to the annual audit of our fiscal year 2025 and 2024 financial statements, reviews of our interim unaudited financial statements, and services that are normally provided in connection with statutory and regulatory filings and engagements.
(2)	Tax fees consist of fees for professional services rendered during 2025 for 2025 state and federal tax compliance.

Prior to engaging Bush and Associates as the Company’s independent auditors, IndigoSpire served as the Company’s independent registered accounting firm. On July 3, 2024, the Company dismissed IndigoSpire as the Company’s independent registered accounting firm. The decision to dismiss IndigoSpire was approved by the Board. IndigoSpire’s audit reports on the Company’s financial statements for the fiscal years ended December 31, 2023, and December 31, 2022, did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to any uncertainty, audit scope, or accounting principle. During the fiscal years ended December 31, 2023, and December 31, 2022 and through the date of dismissal, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and IndigoSpire on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to IndigoSpire’s satisfaction, would have caused IndigoSpire to make reference to the matter in their report, and (ii) there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). This matter was previously disclosed by the Company in a Current Report on Form 1-U filed with the SEC on July 8, 2024 (“2024 Current Report”). The Company provided a copy of such 2024 Current Report to IndigoSpire and requested that it provide the Company with a letter addressed to the SEC indicating whether or not IndigoSpire agrees with the disclosures contained in the 2024 Current Report and, if not, the respects in which it is not in agreement. A copy of IndigoSpire’s letter, dated July 5, 2024, is filed as Exhibit 9.1 to the 2024 Current Report.

During the two fiscal years ended December 31, 2023 and 2022 and through the date of such appointment, neither the Company nor anyone acting on its behalf consulted with Bush & Associates regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Bush & Associates concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” (as each term is defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively).

In connection with carrying out its appointed duties and responsibilities, our audit committee conducted a review to determine the Company’s independent registered public accounting firm for the Company’s 2026 fiscal year. On April 16, 2026, upon the recommendation of the audit committee, the Board approved the dismissal of Bush & Associates as the Company’s independent registered public accounting firm. As described above, Bush & Associates audited the Company’s financial statements, including its consolidated balance sheets as of December 31, 2025, and 2024, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “Financial Statements”). The audit reports of Bush & Associates on the Financial Statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

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During the fiscal years ended December 31, 2025, and 2024, and the subsequent interim period through April 16, 2026, there were no disagreements with Bush & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Bush & Associates, would have caused Bush & Associates to make reference to the subject matter of the disagreements in connection with its reports. During the fiscal years ended December 31, 2025, and 2024, and the subsequent interim period through April 16, 2026, there were no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K. This matter was previously disclosed by the Company in a Current Report on Form 8-K filed with the SEC on April 22, 2026 (the “2026 Current Report”). The Company furnished Bush & Associates with a copy of the disclosures in the 2026 Current Report and requested that Bush & Associates furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made in the 2026 Current Report and, if not, stating the respects in which it does not agree. A copy of Bush & Associates’ letter, dated April 22, 2026, to the SEC is filed as Exhibit 16.1 to the 2026 Current Report.

On April 16, 2026, the Company engaged TAAD LLP (“TAAD”) as its new independent registered public accounting firm beginning with the quarter ending March 31, 2026, and year ending December 31, 2026. The change in the Company’s independent registered public accounting firm was recommended by the audit committee and approved by the Board. During the fiscal years ended December 31, 2025, and 2024, and the subsequent interim period through April 16, 2026, neither the Company nor anyone on its behalf consulted with TAAD regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (iii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided TAAD a copy of the 2026 Current Report and requested TAAD to review the disclosure contained in the 2026 Current Report before it was filed with the SEC. The Company also provided TAAD the opportunity to furnish us with a letter addressed to the SEC containing any new information, clarification of the expression of the Company’s views stated in the 2026 Current Report, or the respects in which TAAD disagrees with the statements made in the 2026 Current Report. TAAD has advised the Company that it has reviewed the disclosures in the 2026 Current Report and has no basis upon which to submit such a letter addressed to the SEC.

Neither representatives of TAAD nor Bush & Associates are expected to be present at the 2026 Annual Meeting.

PRE-APPROVAL POLICY

In accordance with our audit committee’s charter, our audit committee is required to approve, in advance, all audit and non-audit services to be provided by our independent registered public accounting firm. All services reported in the table above were approved by our audit committee.

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PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee has selected TAAD as independent auditors for the Company for the fiscal year ending December 31, 2026.

We are asking our stockholders to ratify the selection of TAAD as our independent auditors for the fiscal year ending December 31, 2026. Although ratification is not legally required, the Board is submitting the selection of TAAD to our stockholders for ratification as a matter of good corporate governance.

If our stockholders do not ratify the appointment, the appointment will be reconsidered by the audit committee and the Board. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.

Vote Required for Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting, by person or by proxy, is required for approval. Broker non-votes and abstentions will not be treated as votes cast on the proposal.

Recommendation of the Board

The Board of Directors recommends a vote FOR this proposal to ratify the appointment of TAAD as our independent auditors.

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PROPOSAL 3:

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO REDUCE AUTHORIZED SHARES

Background and Reasons for the Proposal

Our Board has adopted resolutions approving, and recommending that our stockholders approve, an amendment to our Charter to reduce the number of shares of capital stock that we are authorized to issue. The Board believes that our current number of authorized shares is significantly higher than our current capitalization and expected near-term needs and that reducing the number of authorized shares should reduce our ongoing Delaware franchise tax obligations, demonstrates responsible capital structure management, and alleviates potential dilution concerns associated with having many unused authorized shares.

Our Charter currently authorizes us to issue an aggregate of 500,000,000 shares of capital stock, consisting of (i) 250,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (ii) 100,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), and (iii) 150,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

As of the record date of May 18, 2026, we had the following shares outstanding and/or reserved for issuance:

Class A Common Stock

•	24,985,991 shares issued and outstanding

•	1,587,250 shares reserved for issuance pursuant to the exercise of outstanding Class A options, having a weighted average exercise price of $2.89 per share

•	814,167 shares reserved for issuance pursuant to the exercise of outstanding Class A warrants, having a weighted average exercise price of $1.86 per share

•	13,302,574 shares reserved for issuance upon conversion of our outstanding shares of Class B common stock plus any additional shares of Class B common stock issuable upon exercise of outstanding Class B options (described below)

•	2,288,063 shares reserved for issuance for future awards made pursuant to our Amended and Restated 2024 Equity Incentive Plan (“Incentive Plan”).

•	8,000,000 shares reserved for issuance upon conversion of Series 2 Shares that are currently outstanding or may be issued in the future

•	5,000,000 shares reserved for issuance pursuant to the Equity Purchase Agreement for our current equity line

Class B Common Stock

•	5,638 shares issued and outstanding

•	13,302,574 shares reserved for issuance pursuant to the exercise of outstanding Class B options, having a weighted average exercise price of $1.69 per share

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Preferred Stock

•	5,081 Series 2 Shares issued and outstanding

•	29,000 Series 2 Shares reserved for issuance pursuant to our Series 2 Equity Financing

As a result, if Proposal 3 is approved by stockholders and our Charter amended to reduce the number of authorized shares, we would have 58,347,343 Class A Shares, 13,328,253 Class B Shares, and 994,919 Preferred Shares available for future issuance, including the share reserves described above.

Delaware corporations are required to pay an annual franchise tax. For many Delaware corporations, the amount of that tax can be materially affected by the number of shares the corporation is authorized to issue, even if those shares are not issued and outstanding. Based on our current authorized share amounts, we expect to incur Delaware franchise tax expense that is higher than what would be expected if our authorized shares more closely reflected our current capitalization and anticipated near-term needs. For tax year 2025, we paid approximately $89,000 in Delaware franchise taxes. We anticipate that, if we remain a Delaware corporation but the Board does not file the Certificate of Amendment to decrease the number of authorized shares of Common Stock from 500,000,000 to 83,333,334 shares, our Delaware franchise taxes will continue to be approximately $89,000 for each of the tax years 2026 and 2027 (based on our current capital structure and assets). However, if the stockholders approve this proposal and our Board subsequently determines to file the Certificate of Amendment in tax year 2026, we anticipate that our Delaware franchise tax obligations will somewhat decrease for tax year 2026 and significantly decrease for tax year 2027 (if we remain a Delaware corporation and based on our current assets).

Accordingly, the Board believes that a reduction in our authorized shares is an appropriate cost-saving measure that is in the best interests of the Company and our stockholders because it will help reduce the annual Delaware franchise tax obligation, which we expect will result in significant savings to us.

The Proposed Amendment

If this proposal is approved, we will file a certificate of amendment with the Secretary of State of the State of Delaware to amend Article IV of our Charter to reduce our total number of authorized shares from 500,000,000 to 83,333,334 shares, consisting of (i) 69,000,000 shares of Class A Common Stock, (ii) 13,333,334 shares of Class B Common Stock, and (iii) 1,000,000 shares of Preferred Stock, in each case with a par value of $0.0001 per share. The decrease in our authorized shares will become effective upon the filing of the certificate of amendment or such later time as specified in the filing with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

In determining the proposed reduction in authorized shares, the Board applied the same one-for-six (1-for-6) reverse stock split ratio that was effected by the Company in October 2024, as set forth in the Charter. Applying this ratio to the Company’s current 500,000,000 authorized shares results in approximately 83,333,334 total authorized shares, with modest reallocations among the classes of stock to reflect the Company’s anticipated capitalization needs and to provide appropriate flexibility for future corporate purposes.

This proposal will not change the number of shares of Class A Common Stock, Class B Common Stock or Preferred Stock that are issued and outstanding, and it will not affect the rights of holders of our outstanding shares. The amendment also will not, by itself, change the terms of any of our outstanding securities, including outstanding stock options, warrants and shares of Preferred Stock.

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After giving effect to the proposed reduction, we believe we will continue to have a sufficient number of authorized but unissued shares available for our present needs, including shares that may be issuable under our Incentive Plan and upon exercise, conversion or settlement of outstanding options, warrants and other securities. At the same time, the Board believes that reducing our authorized shares will reduce our Delaware franchise tax obligations. However, if additional shares are needed in the future for financings, acquisitions, equity compensation or other corporate purposes, we may need to seek stockholder approval to increase the number of authorized shares, which could result in additional expense and delay.

Reservation of Right to Abandon Amendment to Decrease Authorized Shares

The Board reserves the right to abandon the amendment of the Certificate of Incorporation to decrease the number of authorized shares of our Common Stock from 500,000,000 shares to 83,333,334 shares without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the certificate of amendment, even if the authority to amend the Certificate of Incorporation to decrease the number of authorized shares of our Common Stock from 500,000,000 shares to 83,333,334 shares has been approved by our stockholders at the Annual Meeting.

Vote Required for Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting, by person or by proxy, is required for approval. Additionally, holders of at least a majority of the outstanding shares of Class B Common Stock must vote in favor of this proposal, and holders of at least a majority of the outstanding shares of Preferred Stock must vote in favor of this proposal. With respect to the general stockholder vote, abstentions and broker non-votes will not be treated as votes cast on the proposal. With respect to the separate Class B Common Stock and Preferred Stock class votes, abstentions will have the effect of “no” votes cast on the proposal. (There are no broker non-votes with respect to shares of Class B Common Stock or Preferred Stock.) Unless otherwise directed by marking the accompanying proxy, the proxy holders named in the proxy will vote for the approval of the amendment to our Charter to reduce the number of authorized shares.

Recommendation of the Board

The Board of Directors recommends a vote FOR this proposal to amend our Charter to reduce the number of authorized shares of Class A Common Stock, Class B Common Stock and Preferred Stock, as described above.

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PROPOSAL 4:

PROPOSAL TO APPROVE REVERSE STOCK SPLIT IN BOARD’S DISCRETION

We are asking our stockholders to approve an amendment to our Charter to provide our Board with the authority (but not the obligation) to effect a reverse stock split of our outstanding Class A Common Stock and Class B Common Stock (the “Reverse Stock Split”) at a ratio within the range from 1-for-2 to 1-for-200, with the exact ratio and timing, if at all, to be determined by our Board, in its sole discretion, and to effect a proportionate reduction in the number of authorized shares of our capital stock. If approved, the Reverse Stock Split will be effected only if and when our Board determines that it is in the best interests of the Company and our stockholders.

Background and Reasons for the Proposal

A reverse stock split is a recapitalization that reduces the number of outstanding shares of our Common Stock and, absent other factors, should increase the per-share trading price of our Class A Common Stock proportionately. A principal reason the Board is seeking stockholder approval for the Reverse Stock Split is to provide the Company with flexibility to help us satisfy the continued listing requirements of The Nasdaq Capital Market. On February 17, 2026, we received a written notice (the “Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we are not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum closing bid price of $1.00 per share. Based on the closing bid price of our Class A Common Stock for the 30 consecutive business days from December 29, 2025, through February 10, 2026, we no longer meet the minimum bid price requirement.

The Notification Letter does not result in the immediate delisting of our Class A Common Stock from the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided a compliance period of 180 calendar days, or until August 17, 2026, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our Class A Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the 180-day compliance period. Note, under Nasdaq Listing Rule 5810(c)(3)(H), Nasdaq, in its discretion, could require the closing bid price of our Class A Common Stock to be at least $1.00 per share for a minimum of 20 consecutive business days during the 180-day compliance period for the Company to regain compliance. If we do not regain compliance by August 17, 2026, we may be eligible for an additional 180 calendar day compliance period. To qualify for the additional compliance period, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market (except for the bid price requirement) and must provide written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If we do not regain compliance within the allotted compliance period(s), or if we are otherwise not eligible for an additional compliance period, Nasdaq will provide notice that our Class A Common Stock will be subject to delisting. At that time, we may appeal the delisting determination to a Nasdaq Hearings Panel.

There can be no assurance that we will be able to regain compliance with the minimum bid price requirement. A delisting would materially impair the liquidity of our Class A Common Stock, make it more difficult for stockholders to buy and sell our shares, reduce the visibility of our Company with investors and analysts, and limit our ability to access the capital markets. The Board believes that having the ability to implement the Reverse Stock Split, if needed, will assist us in maintaining compliance with Nasdaq’s listing standards by increasing our per-share trading price and improving the marketability of our Class A Common Stock. Furthermore, a delisting would adversely impact the Company’s various financing arrangements, which would make it more difficult for the Company to access capital. Our Board will not implement the Reverse Stock Split unless it determines that doing so is in the best interests of the Company and our stockholders. Our Board is also seeking this authorization to provide flexibility to adjust our capital structure in a manner that may improve the market perception of our Class A Common Stock, including by making our shares more attractive to a broader range of investors and counterparties that may have policies or practices relating to minimum trading prices or “penny stock” considerations. However, we cannot assure you that the Reverse Stock Split will achieve these objectives.

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The Proposed Reverse Stock Split

If this proposal is approved, our Board will have the authority (but not the obligation) to effect the Reverse Stock Split by filing a certificate of amendment to our Charter with the Delaware Secretary of State. The Reverse Stock Split may be effected at any time as determined by the Board, at a ratio selected by our Board in its discretion within the range of 1-for-2 to 1-for-200. Our Board may also decide not to implement the Reverse Stock Split and to abandon the proposed amendment at any time before it becomes effective, even if our stockholders approve this proposal.

Our stockholders are being asked to approve the amendment and to grant the Board discretion to determine whether to implement the Reverse Stock Split and, if so, the specific timing and ratio within the approved range.

Principal Effects of the Reverse Stock Split

If our Board effects the Reverse Stock Split, shares of Class A Common Stock and Class B Common Stock issued and outstanding immediately prior to the effective time will be combined, automatically and without any action on the part of the Company or our stockholders, into a smaller number of shares based on the final ratio selected by our Board. The Reverse Stock Split will affect all holders of our common stock uniformly and will not change any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in the elimination of fractional shares. The Reverse Stock Split will also not affect any stockholder’s proportionate voting power or the relative rights and preferences of the Class A Common Stock and Class B Common Stock (other than changes in the number of outstanding shares).

Proportionate Reduction in Authorized Shares

Our Charter currently authorizes us to issue an aggregate of 500,000,000 shares of capital stock, consisting of 250,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B Common Stock and 150,000,000 shares of Preferred Stock. If our Board effects the Reverse Stock Split, we intend to reduce the number of authorized shares of our Class A Common Stock, Class B Common Stock and Preferred Stock proportionately based on the final reverse split ratio selected by our Board, so that the number of authorized shares is reduced by the same ratio as the Reverse Stock Split. This proportionate reduction is intended to avoid creating an unintended increase in the number of authorized but unissued shares solely as a result of the Reverse Stock Split. If Proposal 3 is also approved, the proportionate reduction contemplated by this Proposal 4 would be applied to the authorized share amounts as they may be in effect after giving effect to Proposal 3.

The Reverse Stock Split will not change the par value of our Common Stock, and it will not affect the rights or preferences of the shares of our Class A Common Stock or Class B Common Stock (other than changes in the number of outstanding shares). The Reverse Stock Split is expected to reduce the number of outstanding shares and, absent other factors, increase the per-share trading price of our Class A Common Stock proportionately; however, we cannot assure you that the market price of our Class A Common Stock will increase in proportion to the reduction in the number of outstanding shares, will not decrease, or will remain at any particular level.

Fractional Shares

We will not issue fractional shares as a result of the Reverse Stock Split. Instead, any fractional share that would otherwise result from the Reverse Stock Split will be automatically rounded up to the nearest whole number of shares.

The Board believes that rounding up fractional shares is preferable to paying cash in lieu of fractional shares for several reasons. First, this approach allows the Company to preserve cash and liquidity for operational needs and strategic investments rather than utilizing cash to pay out fractional share interests. Second, rounding up ensures that all stockholders remain invested in the Company following the Reverse Stock Split, which the Board believes is in the best interests of the Company and its stockholders. Third, this method simplifies the administrative process by eliminating the need to calculate and distribute cash payments for fractional interests. Accordingly, no stockholder will receive cash in lieu of a fractional share, and each stockholder’s percentage ownership interest will be preserved or slightly increased because of the rounding.

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Adjustments to Equity Awards and Other Outstanding Securities

If our Board effects the Reverse Stock Split, outstanding stock options, warrants, and other rights to acquire shares of our Common Stock, as well as the number of shares reserved for issuance under the Incentive Plan and the conversion or exercise prices applicable to such awards or securities, will be adjusted proportionately in accordance with their terms and applicable law. In general, the number of shares issuable upon exercise or conversion will be reduced in proportion to the Reverse Stock Split ratio and the exercise or conversion price will be increased proportionately, so that the aggregate economic value of such awards and securities remains substantially the same, subject to customary rounding adjustments.

Accounting Matters

The Reverse Stock Split will not affect the par value of our common stock. As a result, upon the effectiveness of the Reverse Stock Split, the stated capital attributable to the common stock on our balance sheet will be reduced proportionately based on the reverse split ratio selected by our Board and the additional paid-in capital account will be credited with the amount by which stated capital is reduced. The Reverse Stock Split will not affect the total number of shares of our Common Stock issued and outstanding for purposes of calculating total stockholders’ equity, but it will reduce the number of shares used to calculate per-share amounts.

Certain Risks and Potential Disadvantages

The Reverse Stock Split could reduce the liquidity of our Class A Common Stock, and the market price of our Class A Common Stock may not increase in proportion to the reduction in the number of outstanding shares, may not remain at its post-split level, or may decline. In addition, after the Reverse Stock Split, some stockholders may hold “odd lots” (fewer than 100 shares) that may be more difficult to sell, and brokerage commissions and other transaction costs for odd lots are generally somewhat higher than for “round lots.” The Board believes, however, that the potential benefits of authorizing the Reverse Stock Split outweigh these potential disadvantages.

Effectiveness

If our stockholders approve this proposal and our Board determines to effect the Reverse Stock Split, we will file a certificate of amendment with the Secretary of State of the State of Delaware and will publicly announce the effective time of the Reverse Stock Split. The Reverse Stock Split will become effective at the time specified in the certificate of amendment.

Vote Required for Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting, by person or by proxy, is required for approval. Additionally, holders of at least a majority of the outstanding shares of Class B Common Stock must vote in favor of this proposal. With respect to the general stockholder vote, abstentions and broker non-votes will not be treated as votes cast on the proposal. With respect to the separate Class B vote, abstentions will have the effect of “no” votes cast on the proposal. (There are no broker non-votes with respect to shares of Class B Common Stock.) Unless otherwise directed by marking the accompanying proxy, the proxy holders named in the proxy will vote for the approval of the Reverse Stock Split Proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of this Reverse Stock Split Proposal, as described above.

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PROPOSAL 5:

Approval of Amendment to the Cloudastructure, Inc. Amended and Restated 2024 Equity Incentive Plan to Permit A ONE-TIME Repricing of Outstanding Stock Options

Summary

On May 21, 2026, the Board of Directors adopted, subject to stockholder approval, an amendment to the Cloudastructure, Inc. Amended and Restated 2024 Equity Incentive Plan (the “Incentive Plan”) to permit a one-time repricing of our stock options outstanding as of May 21, 2026, and to authorize our Board of Directors (or a committee thereof) to implement such option repricing, subject to the parameters and safeguards described below. A copy of the amendment approved by the Board is included as Appendix A to this proxy statement. We are asking our stockholders to approve this amendment. Nasdaq Listing Rules require stockholder approval to materially amend an equity compensation plan to permit the repricing of outstanding options. Approval of this proposal is expected to satisfy that requirement and allow the Board to consider and implement an option repricing on the terms discussed below if it determines such action is in the best interests of the Company and its stockholders.

Background and Rationale

As of May 21, 2026, we have a significant number of outstanding stock options with exercise prices substantially above the current market price of our Class A Common Stock. These “underwater” options no longer provide their intended retention, performance alignment, or incentive value. Granting the Board authority to reprice these underwater options will provide flexibility to restore the motivational effectiveness of the outstanding options while appropriately managing dilution and aligning employee incentives with stockholder interests. The Board believes the requested authority is in the best interests of stockholders because it is expected to improve retention in critical roles and conserve cash compensation in favor of long-term, performance-aligned equity.

Alternatives Considered

In evaluating how best to address the retention and incentive challenges posed by the Company’s underwater stock options, the Board considered several alternatives, including: (i) granting new at-the-money stock options or restricted stock units to affected employees, which would have increased the share reserve usage under the Incentive Plan and resulted in greater dilution to existing stockholders; (ii) implementing a cash retention bonus program, which would have required significant cash outlays that the Company determined were not prudent given its current stage of operations; (iii) canceling the underwater options for no consideration, which would have eliminated the options’ future retention value without providing any replacement incentive; (iv) conducting a value-for-value option exchange in which underwater options would be canceled in exchange for a smaller number of new at-the-money options with equivalent fair value, which would have reduced the total number of outstanding options but would also have required a tender offer filing under SEC Rule 13e-4 (increasing administrative complexity and cost), and would have forced participants to relinquish the potential upside of their existing option grants; and (v) taking no action, which the Board concluded would continue to undermine the motivational value of the outstanding options, increase the risk of key-employee attrition, and potentially necessitate higher cash compensation to retain critical personnel. After careful consideration, the Board determined that a limited repricing authority, subject to the safeguards described herein, best balances the goals of employee retention, stockholder dilution management, and cash conservation. Unlike a value-for-value exchange, the direct repricing preserves the same number of options for each participant, does not trigger tender offer filing requirements, and allows the Board to implement the repricing on a single date without requiring individual option holder elections, thereby reducing administrative burden and cost while still restoring the motivational effectiveness of the Company’s equity compensation program.

Action Requested

Stockholders are asked to approve the First Amendment to the Cloudastructure, Inc. 2024 Amended and Restated Equity Incentive Plan in the form attached to this proxy statement as Appendix A.

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Safeguards and Limitations

The Board has determined that the following safeguards will apply to the Option Repricing, if implemented: (i) the repriced exercise price will not be less than 100% of the closing price of the Company’s Class A Common Stock on the date preceding the Board’s approval of the Option Repricing, ensuring that repriced options remain at-the-money; (ii) the Option Repricing will be a one-time action and the authority granted hereunder will expire on May 21, 2027, which is 12 months after the date of the Board approval of the amendment to the Plan, if not exercised; (iii) no additional shares will be issued and no new options will be granted in connection with the Option Repricing; and (iv) unvested Subject Options, if repriced, will retain their existing vesting schedules and will not accelerate as a result of the Option Repricing.

The Board has determined that the participation of executive officers and non-employee directors in the Option Repricing is appropriate because their underwater options constitute a substantial majority of total outstanding options, and excluding insiders would undermine the retention objective of the repricing by leaving key leadership without meaningful equity incentives. In addition, executive officers and non-employee directors are subject to additional governance safeguards, including the Company’s insider trading policy, anti-hedging and anti-pledging policy, and applicable Section 16 reporting requirements under the Securities Exchange Act of 1934, which provide transparency regarding any transactions in the Company’s securities by such persons. The Board (or the Compensation Committee, as applicable) may also impose additional conditions on options held by executive officers and directors, including extended vesting schedules or minimum post-exercise holding periods, to further align insider incentives with long-term stockholder value creation.

New Plan Benefits Table

The following table sets forth certain information regarding the benefits that may be received by or allocated to each of the persons or groups indicated below, assuming the amendment to the Incentive Plan is approved by stockholders and the Board determines to implement the Option Repricing. Because the repriced exercise price will be set at the closing price of the Company’s Class A Common Stock on the date preceding the Board’s approval of the Option Repricing, the actual benefits cannot be determined at this time. The table below presents the number of Subject Options eligible for repricing, the range of current exercise prices for such Subject Options, and the weighted average exercise price, each as of May 21, 2026.

Name and Position	Number of Subject Options Eligible for Repricing	Current Exercise Price Range	Weighted Average Exercise Price	Dollar Value of Repricing Benefit
James McCormick Chief Executive Officer and Director	1,871,767(2)	$1.86 - $2.70	$2.69	(1)
Gregory Rayzman Chief Technology Officer	1,815,252(3)	$0.024 - $2.70	$1.42	(1)
Greg Smitherman Chief Financial Officer	1,185,833(4)	$1.86 - $2.70	$2.13	(1)
All current executive officers as a group (4 persons)(5)	5,892,020	$0.024 - $2.70	$2.05	(1)
All current non-employee directors as a group (3 persons)(6)	1,036,209	$1.60 - $4.50	$2.38	(1)
All other employees as a group	7,384,158	$0.024 - $6.75	$1.34	(1)

(1)	The dollar value of the repricing benefit is not determinable at this time because the repriced exercise price will be equal to the closing price of the Company’s Class A Common Stock on the date preceding the date the Board approves the Option Repricing, which date has not yet been determined. If the Option Repricing is implemented, the Company will disclose the incremental fair value of the repriced options computed in accordance with ASC Topic 718.
(2)	Consists of 1,096,238 exercisable options and 775,529 unexercisable options to acquire shares of Class A and Class B Common Stock, with exercise prices ranging from $1.86 to $2.70 per share and expiration dates in November 2031 and June 2034.
(3)	Consists of 1,602,576 exercisable options and 212,676 unexercisable options to acquire shares of Class A and Class B Common Stock, with exercise prices ranging from $0.024 to $2.70 per share and expiration dates ranging from April 2029 to June 2034.
(4)	Consists of 1,029,654 exercisable options and 156,181 unexercisable options to acquire shares of Class A and Class B Common Stock, with exercise prices ranging from $1.86 to $2.70 per share and expiration dates ranging from October 2031 to June 2034.
(5)	Includes the three named executive officers listed above plus Lauren O’Brien, Chief Revenue Officer, who holds options to acquire approximately 1,019,168 shares of Class A and Class B Common Stock.
(6)	Consists of the following aggregate number of unexercised options held by non-employee directors: Ruba Qashu — 308,334; Jeff Kirby — 309,375; and Craig Johnson — 418,500.

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Summary of Outstanding Underwater Options

The following table presents information regarding all stock options outstanding as of May 21, 2026, that are eligible for the Option Repricing based on the closing price of our Class A Common Stock of $[●] on May 21, 2026, organized by exercise price tranche.

Exercise Price Tranche	Number of Subject Options	Exercisable	Unexercisable	Holders	% of Total Option Pool(1)	Amount by Which Options are Underwater (per share)(2)
$6.750	70,000	21,875	48,125	3	0.5%	$6.24
$4.500	810,000	369,582	440,418	5	5.4%	$3.99
$2.700	5,270,942	2,945,554	2,325,388	45	35.4%	$2.19
$2.220	58,334	38,888	19,446	2	0.4%	$1.71
$2.160	62,501	48,611	13,890	2	0.4%	$1.65
$1.880	15,000	–	15,000	1	0.1%	$1.37
$1.860	4,170,629	4,170,629	–	19	28.0%	$1.35
$1.830	75,000	–	75,000	1	0.5%	$1.32
$1.830	390,500	100,000	290,500	3	2.6%	$1.32
$1.400	35,000	–	35,000	1	0.2%	$0.89
$0.850	43,000	–	43,000	30	0.3%	$0.34
$0.670	115,000	12,083	102,917	3	0.8%	$0.16
$0.660	300,000	–	300,000	3	2.0%	$0.15
$0.360	1,667	1,667	–	1	0.0%	N/A
$0.024	3,472,251	3,472,251	–	13	23.3%	N/A
$6.750	70,000	21,875	48,125	3	0.5%	$6.24
$4.500	810,000	369,582	440,418	5	5.4%	$3.99
$2.700	5,270,942	2,945,554	2,325,388	45	35.4%	$2.19
$2.220	58,334	38,888	19,446	2	0.4%	$1.71
$2.160	62,501	48,611	13,890	2	0.4%	$1.65
$1.880	15,000	–	15,000	1	0.1%	$1.37
$1.860	4,170,629	4,170,629	–	19	28.0%	$1.35
$1.830	75,000	–	75,000	1	0.5%	$1.32
$1.830	390,500	100,000	290,500	3	2.6%	$1.32
$1.400	35,000	–	35,000	1	0.2%	$0.89
$0.850	43,000	–	43,000	30	0.3%	$0.34
$0.670	115,000	12,083	102,917	3	0.8%	$0.16
Total	14,889,824	11,181,140	3,708,684	132	100%

(1)	Based on a total of 14,889,824 options outstanding under the Incentive Plan as of May 21, 2026.
(2)	Calculated as the difference between the exercise price and the closing price of our Class A Common Stock on May 21, 2026 ($0.5074 per share). Options with an exercise price below the current market price are not underwater.
(3)	Options with an exercise price of $0.024 per share held by Gregory Rayzman, Chief Technology Officer. Because the amendment provides that only options with an exercise price that exceeds the Fair Market Value of the Company’s Class A Common Stock on the Repricing Date are eligible for repricing, these options will automatically be excluded from the Option Repricing if they remain at-the-money or in-the-money on the Repricing Date. Accordingly, these options are not expected to be repriced.

The Company’s stock price has remained below $1.00 per share since at least December 29, 2025, and we received a Nasdaq non-compliance notice on February 17, 2026, for failure to maintain the minimum $1.00 closing bid price required by Nasdaq Listing Rule 5550(a)(2). As a result, substantially all of the outstanding options with exercise prices at or above $1.86 per share have been deeply underwater for an extended period and no longer serve their intended retention or incentive purposes.

The Board believes that the magnitude and duration of the stock price decline, which the Board attributes primarily to broader market conditions affecting micro-cap technology companies and the Company’s transition from a development-stage to a revenue-generating enterprise, warrants providing the Board with authority to restore the incentive value of these Subject Options through the Option Repricing described in this proposal.

Important Note

This proposal does not authorize the issuance of any additional shares of Common Stock and will not increase the total number of shares available for issuance under the Incentive Plan. The repricing, if implemented, would reduce the exercise price of the Subject Options to an amount no lower than 100% of the closing price of the Company’s Class A Common Stock on the date preceding the Board’s approval of the Option Repricing.

The actual benefits, if any, that will be received by or allocated to each of the persons and groups identified above are not determinable at this time because the Board has not yet determined whether to implement the Option Repricing or the specific terms thereof, including the repricing date. If the Option Repricing is implemented, the Company will file a Current Report on Form 8-K disclosing the material terms of the repricing, including the new exercise price, the number of options repriced, and the estimated incremental ASC 718 compensation expense.

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Timing of the Option Repricing

Because the repriced exercise price will be set based on the closing price of the Company’s Class A Common Stock on the date preceding the Board’s approval of the Option Repricing, the Board’s selection of the repricing date effectively determines the new exercise price for all repriced options. Accordingly, the Company believes it is important to disclose the policies and considerations that will govern the Board’s exercise of this timing discretion.

The Board does not currently intend to implement the Option Repricing until the Company has resolved its non-compliance with Nasdaq Listing Rule 5550(a)(2) (the minimum bid price requirement), including through the Reverse Stock Split described in Proposal 4, if approved and implemented. In addition, the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, by the applicable filing deadline, will cause the Company to be in violation of at least one additional Nasdaq rule required for the continued listing of its Class A Common Stock on the Nasdaq Capital Market. The Board seeks to ensure that the Company will regain compliance with all applicable standards necessary for its Class A Common Stock to continue to be listed on the Nasdaq Capital Market, although there can be no assurance the Company will be successful in doing so. The Board believes that completing these compliance efforts and allowing the stock price to stabilize before setting the repriced exercise price is in the best interests of the Company and its stockholders and will result in a repriced exercise price that more accurately reflects the Company’s intrinsic value.

In addition, if the Board determines to implement the Option Repricing, it will do so only during an open trading window under the Company’s insider trading policy at a time when no director or executive officer of the Company is in possession of material nonpublic information. The Company does not intend to, and will not, time the Option Repricing in coordination with the release of material nonpublic information for the purpose of affecting the repriced exercise price. These timing safeguards are intended to ensure that the repriced exercise price reflects the fair market value of the Company’s Class A Common Stock at a time when all material information about the Company has been publicly disclosed and is reflected in the market price.

Notwithstanding the foregoing, there can be no assurance as to the specific date on which the Board will implement the Option Repricing, and the Board retains discretion to determine the timing of the Option Repricing within the 12-month period following the date of this Annual Meeting based on its assessment of the factors described above and any other factors it deems relevant at that time.

Expected Effect on Stockholders; No Dilution from Authority

Approval of this proposal will not increase the number of shares available for issuance under the Incentive Plan and, by itself, will not result in the issuance of any shares. If this proposal is approved and the Board implements the Option Repricing, only the exercise price of the Subject Options would be reduced; no new options would be granted, and no additional shares would be issued. As a result, approval of this proposal and subsequent implementation of the Option Repricing would not be expected to cause stockholder dilution at the time of approval or implementation. While the Option Repricing, if implemented, may increase the likelihood that the Subject Options are exercised in the future (which could result in the issuance of shares upon such exercise), it would not increase the total number of shares that may be issued under the Incentive Plan and would not otherwise affect the rights or number of our outstanding shares. The Subject Options that are repriced will not be returned to the Incentive Plan’s share pool for future issuance; the repricing will modify only the exercise price of the existing options.

Material Features of the Incentive Plan (as Amended)

Except for adding explicit authority to conduct the limited Option Repricing described above, no other material terms of the Incentive Plan would be changed by this proposal. The Incentive Plan’s existing share reserve, eligibility, award types, administration, individual award limits, change-in-control provisions, and other terms would remain in effect. The Incentive Plan permits awards of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards to employees, officers, directors, and consultants, administered by the Compensation Committee.

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Nasdaq Stock Market Listing Rules

Nasdaq Listing Rule 5635(c) requires stockholder approval prior to the issuance of securities when an equity compensation arrangement is established or materially amended, including amendments to permit repricing or to reduce the price at which shares or options may be offered. Approval of this proposal will constitute stockholder approval for purposes of Rule 5635(c) and will add explicit authorization for the Option Repricing to the Incentive Plan.

Accounting Treatment

Under ASC Topic 718 (Stock Compensation), a repricing of stock options is treated as a modification of the existing awards. The Company would be required to recognize incremental compensation expense equal to the excess, if any, of the fair value of the repriced options (measured as of the repricing date) over the fair value of the original options immediately before the repricing (also measured as of the repricing date). Any such incremental expense would be recognized over the remaining requisite service period (i.e., vesting period) of the repriced options. The unrecognized compensation expense attributable to the original options would continue to be recognized over the original vesting schedule. If the Board implements the Option Repricing, the Company will disclose the incremental fair value and related compensation expense in its financial statements in accordance with GAAP and in subsequent SEC filings.

U.S. Federal Income Tax Consequences

The following is a general summary of U.S. federal income tax consequences that may arise in connection with the Option Repricing. The specific tax consequences will depend on the type of options involved (incentive stock options vs. nonqualified stock options) and the status of participants. This summary is not intended to be a complete analysis or description of all potential tax consequences and does not address state, local, or foreign tax considerations.

Nonqualified Stock Options. A repricing of nonqualified stock options (“NQSOs”) that merely reduces the exercise price to current fair market value generally should not result in immediate income recognition by the option holder. Upon a subsequent exercise of a repriced NQSO, the participant will recognize ordinary income equal to the difference between the fair market value of the underlying shares at the time of exercise and the repriced exercise price, and the Company generally will be entitled to a corresponding deduction, subject to the limitations of Section 162(m) of the Internal Revenue Code.

Incentive Stock Options. For purposes of Section 422 of the Internal Revenue Code, a repricing of an incentive stock option (“ISO”) is generally treated as the grant of a new option. Accordingly, the repriced option must satisfy all ISO requirements as of the repricing date, including that the repriced exercise price must be no less than 100% of the fair market value of the underlying stock on the date of repricing. In addition, the ISO holding periods (two years from the date of grant and one year from the date of exercise) would restart from the repricing date.

Section 409A. The Company intends to structure any Option Repricing so that it complies with or is exempt from Section 409A of the Internal Revenue Code. A repricing that reduces the exercise price of an option to no less than the fair market value of the underlying stock on the repricing date is generally not treated as a modification that subjects the option to Section 409A.

Section 162(m) Limitation. Under Section 162(m) of the Internal Revenue Code, the Company may not deduct compensation in excess of $1,000,000 paid to any “covered employee” in any taxable year. Compensation attributable to the exercise of repriced options held by covered employees may be subject to this limitation.

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Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the meeting, provided a quorum is present. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on this proposal. Unless otherwise directed by marking the accompanying proxy, the proxy holders named in the proxy will vote FOR the approval of this proposal.

Recommendation of the Board

The Board believes that granting authority for the amendment to the Incentive Plan to authorize the Board to proceed with the Option Repricing is in the best interests of Cloudastructure and its stockholders. The repricing authority is designed to restore the retention and incentive value of the Company’s outstanding equity awards while preserving stockholder value through the safeguards described above. The Board of Directors unanimously recommends a vote FOR the approval of this Proposal 5.

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PROPOSAL 6:

PROPOSAL TO ADJOURN THE ANNUAL MEETING (IF NEEDED)

Background and Reasons for the Proposal

In the event that stockholder participation at the Annual Meeting is lower than expected, we are asking our stockholders to approve a proposal to adjourn the Annual Meeting, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals submitted for a stockholder vote. If our stockholders approve this proposal, we could adjourn the Annual Meeting and use the additional time to solicit additional proxies, including, but not limited to, the solicitation of proxies from stockholders who have previously voted against any particular proposal described in this proxy statement.

If we desire to adjourn the Annual Meeting, we will request a motion that the Annual Meeting be adjourned and delay the vote on the applicable proposal until the Annual Meeting is reconvened.

Such an adjournment would be disadvantageous to stockholders who are against the applicable proposal because an adjournment will give the Company additional time to solicit favorable votes and increase the chances of approving the proposals.

Vote Required for Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting, by person or by proxy, is required for approval. Broker non-votes and abstentions will not be treated as votes cast on the proposal.

Recommendation of the Board

The Board of Directors recommends a vote FOR this proposal to adjourn this Annual Meeting, if needed, to solicit additional proxies in the event there are not sufficient votes present at the annual meeting, in person or by proxy, to approve any proposal described in this proxy statement.

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EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth information about our executive officers as of the date of this proxy statement:

Name	Age	Position
James McCormick	67	Chairman of the Board and Chief Executive Officer
Greg Smitherman	62	Chief Financial Officer
Gregory Rayzman	63	Chief Technology Officer
Lauren O’Brien	61	Chief Revenue Officer

James McCormick’s biography is set forth above under the heading “Board of Directors.”

Greg Smitherman has served as our Chief Financial Officer since October 2021. Mr. Smitherman is a hands-on financial executive with over 20 years of M&A and venture capital experience and 10 years of operating experience. Prior to joining the Company, Mr. Smitherman served as Chief Financial Officer of Accelergy Corporation, a producer of specialty chemicals for industrial, food, pharmaceutical, and oil and gas markets, from February 2013 to October 2021. In this position, he managed the company’s financials, and was actively involved in developing and executing on the company’s fundraising strategy and joint venture negotiations, where he oversaw closing on over $20 million in funding. Mr. Smitherman brings extensive tactical, strategic and business planning experience in building and growing companies in multiple industries. He is experienced in successfully managing large and small teams in time-sensitive environments, and has had active roles in M&A transactions, fundraising efforts, and in navigating four companies undergoing IPOs. Mr. Smitherman received his BS in Aerospace Engineering from the University of Michigan, and his MBA from the University of Chicago.

Gregory Rayzman has served as our Chief Technology Officer since 2015 and originally joined the Company in 2004. From April 2015 to present, Mr. Rayzman has also served as Chief Technology Officer and Chief Data Architect of SteppeChange, leading various telecom, finance and security projects. Mr. Rayzman is a seasoned technologist and well recognized name in Silicon Valley. His expertise in Big Data and database architecture is sought by several emerging and well-established companies like Apple, where he provided pivotal leadership in designing and developing massively scalable and database backed infrastructures from 2013 to 2015. From May 2010 to March 2015, Mr. Rayzman worked at TheFind, developing a shopping search engine with relevancy and popularity algorithm. TheFind was acquired by Facebook in 2015. Prior to that, Mr. Rayzman served as Chief Data Architect of a forward-looking company NebuAd from 2006 to 2009, where he developed behavior targeting advertising systems based on the aggregate data. He was previously a founding engineer and Chief architect for ITM Software, acquired by BMC. Mr. Rayzman also served as CTO for Claridyne Inc., an IT infrastructure and integration company. Mr. Rayzman was founding engineer and Director of Software Engineering for Annuncio Inc., acquired by PeopleSoft (now Oracle). Mr. Rayzman holds both Bachelor and Master’s degrees in Computer Science from Moscow University and completed his postdoctoral education in Applied Mathematics at the Academy of Science before moving to the United States.

Lauren O’Brien, Chief Revenue Officer joined the Company in April 2021 and has served as our Chief Revenue Officer since May 2022. Ms. O’Brien has over 20 years of executive experience in a variety of sales, sales management, marketing, operations and general management roles. Prior to joining the Company, she most recently served as Chief Operating Officer of VentureBeat, a leading enterprise AI publication. Ms. O’Brien joined VentureBeat in March 2017, initially serving as VP of Operations, and then as Chief Operating Officer, where she led the company to profitability for the first time in its history while driving sales to double digit growth year over year. Ms. O’Brien still serves as a Board Advisor to VentureBeat. From 2002 to 2017, she served as Chief Executive Officer of Shift Communications and Consulting, a leading consulting firm providing strategic consulting services to businesses to accelerate growth and improve operations. There, she was directly responsible for driving sales, and delivering strategic consulting services to C-level clients, and often was hired in executive roles for early-stage companies. Ms. O’Brien has extensive experience in sales, marketing and go-to-market strategy building for Cloud-based startups. Ms. O’Brien also led the product strategy team for a $100 million CRM company where she was instrumental in securing enterprise sales with the company’s first cloud-based CRM product. Ms. O’Brien has an MBA in Marketing and Finance from University of California, Berkeley and a Bachelor’s Degree from the University of Vermont.

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Executive Compensation

Our named executive officers, consisting of our principal executive officer and our next two most highly compensated executive officers who were serving as an executive officer as of December 31, 2025, are:

•	James McCormick, Chief Executive Officer and Director;
•	Greg Smitherman, Chief Financial Officer; and
•	Gregory Rayzman, Chief Technology Officer.

Summary Compensation Table

The following table represents information regarding the total compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended December 31, 2025, and 2024:

Name and Position	Year	Salary (2) ($)	Bonus ($)	Option Awards(3) ($)	Total ($)
James McCormick (1)	2025	283,793	110,313	550	394,656
Chief Executive Officer and Chairman of the Board of Directors	2024	43,333	40,000	2,434,432	2,517,765

Greg Smitherman	2025	247,841	166,875	550	414,266
Chief Financial Officer	2024	161,667	60,000	506,001	727,688

Gregory Rayzman	2025	196,648	81,563	550	276,760
Chief Technology Officer	2024	158,333	–	616,000	774,333

(1)	On June 1, 2024, Mr. McCormick agreed to serve as our President on a part-time basis in addition to continuing to serve as a member of our board of directors. On June 24, 2024, we entered into an employment agreement with Mr. McCormick to serve as our Chief Executive Officer, effective June 29, 2024. During the fiscal year ended December 31, 2023, and through May 31, 2024, Mr. McCormick served as a nonexecutive member of our board of directors, for which he earned additional compensation that is not included within this table.
(2)	On September 1, 2024, each of our named executive officers entered into a Voluntary Reduction in Wages Agreement (the “Wage Reduction Agreement”), designed to allow us to conserve cash during the pendency of our direct listing. Pursuant to the terms of the Wage Reduction Agreement, salaries were reduced to $2,916.67 per month, or $35,000 per annum, until such time as we raised $2,000,000 in new equity financing (the “Deferral Period”), at which point salaries would be restored to prior levels. In addition, the Wage Reduction Agreement provided that if we raised $4,000,000 in new equity financing, the named executed officer would receive a stay bonus equal to the difference between the monthly salary they would have received prior to entering into the Wage Reduction Agreement and the reduced monthly salary that they did receive during the Deferral Period, multiplied by 1.5.
(3)	Amounts in this column reflect the aggregate grant date fair value of the option awards granted to our named executive officers, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation. The assumptions used in calculating the grant date fair value of the option awards reported in this column are set forth in Note 4 to our audited financial statements included in Part II of our Form 10-K for the year ended December 31, 2025. These amounts do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the option, the exercise of the option, or the sale of the common stock underlying the option.

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Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities.

Annual Bonus

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations and individual performance for each fiscal year. Our named executive officers are eligible to receive annual bonuses of up to a percentage of the applicable executive’s gross base salary based on performance metrics, as determined by our Compensation Committee.

The actual performance-based annual bonus paid, if any, has historically been calculated by multiplying the executive’s annual base salary, target bonus percentage, the percentage attainment of the corporate goals established by the Compensation Committee for such year, and the percentage attainment of individual goals. However, the Compensation Committee is not required to calculate bonuses in this manner and retains discretion in the amounts it awards and the factors it takes into consideration in determining bonus amounts. After the end of the year, the Compensation Committee reviews our performance against our goals and approves the extent to which our executives achieved each of our corporate and individual goals, as applicable, and, for each named executive officer, the amount of the bonus awarded.

Equity Compensation

We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives with the interests of our stockholders. We believe that equity awards are an important retention tool for our executive officers, as well as for our other employees.

We award equity awards broadly to our employees. Grants to our executives and other employees are made at the discretion of our board of directors and Compensation Committee.

Prior to December 31, 2024, we only granted stock option awards to acquire our Class B common stock because we believed they were an effective means by which to align the long-term interests of our executive officers with those of our stockholders. The use of stock options can also provide tax and other advantages to our executive officers relative to other forms of equity compensation. Since January 1, 2025, all standard stock grants have been for Class A common stock. The Incentive Plan allows us to grant other stock-based compensation, such as restricted stock and restricted stock units, which we may introduce in the future.

Other Benefits; Perquisites

All of our named executive officers are eligible to participate in our broad-based employee benefit plans, generally available to our full-time employees, including our medical, dental, vision, benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life insurance.

We maintain a 401(k) plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits set forth in the Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

We also provide all employees, including our named executive officers, with a $125 monthly cell phone stipend.

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Employment Agreements with our Named Executive Officers

James McCormick

On June 24, 2024, we entered into an employment agreement with Mr. McCormick, effective June 29, 2024, pursuant to which Mr. McCormick serves as our Chief Executive Officer. The employment agreement is “at-will” and terminable by either party for any reason and with or without notice. Mr. McCormick was initially entitled to a base salary of $160,000, which increased to $295,000 after we closed a preferred equity financing in January 2025. Mr. McCormick is eligible to participate in any annual performance bonus plans that we establish for similarly situated executives and eligible to participate in Company-sponsored benefits. In addition, all reasonable business expenses incurred in the ordinary course of business are reimbursable to Mr. McCormick in accordance with our standard policies and procedures.

Gregory Rayzman

On April 19, 2021, we entered into an employment agreement with Mr. Rayzman, pursuant to which Mr. Rayzman serves as our Chief Technology Officer. The employment agreement is “at-will” and terminable by either party for any reason and with or without notice. Mr. Rayzman was initially entitled to a base salary of $250,000, which decreased to $230,000 in 2023. Mr. Rayzman is eligible to participate in Company-sponsored benefits. In addition, all reasonable business expenses incurred in the ordinary course of business are reimbursable to Mr. Rayzman in accordance with our standard policies and procedures.

Greg Smitherman

On October 7, 2021, we entered into an employment agreement with Mr. Smitherman, pursuant to which Mr. Rayzman serves as our Chief Financial Officer. The employment agreement is “at-will” and terminable by either party for any reason and with or without notice, however, Mr. Smitherman is eligible to receive severance equal to 3 months’ salary if terminated without cause. Mr. Smitherman was initially entitled to a base salary of $300,000, which decreased to $225,000 in 2023. Mr. Smitherman is eligible to receive a 25% annual performance bonus upon terms to be negotiated between Mr. Smitherman and the Company. Mr. Smitherman is also eligible to receive equity compensation of approximately 2.5% of the Company. Mr. Smitherman is eligible to participate in Company-sponsored benefits. In addition, all reasonable business expenses incurred in the ordinary course of business are reimbursable to Mr. Smitherman in accordance with our standard policies and procedures.

Equity Compensation Plan

On June 27, 2025, our board of directors adopted, subject to shareholder approval, the Incentive Plan. The Incentive Plan is an amendment and restatement of our previous 2024 Stock Option Plan. Our stockholders approved the Incentive Plan in September 2025. We have granted both incentive and non-qualified options to purchase shares of our Class A common stock and Class B common stock under the terms of our Incentive Plan. Since our Nasdaq listing in January 2025, options have been granted at an exercise price equal to the closing price of our Class A common stock on the date of grant. Generally, granted options are exercisable into shares of our Class B common stock or our Class A common stock, vest over four years, with an initial one-year cliff, and expire ten years from the vesting date.

As of December 31, 2025, there were the equivalent of 2,419,163 shares available for future issuance under the Incentive Plan.

The foregoing description of the Incentive Plan is qualified in its entirety by reference to the copy of the Incentive Plan filed as Exhibit 10.1 to our Annual Report on Form 10-K for the year ended on December 31, 2025.

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Outstanding Equity Awards on December 31, 2025

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2025.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
James McCormick	603,485	1,268,282	$1.86-2.70	November 2031 and June 2034
Gregory Rayzman	1,539,556	989,721	$0.024-2.70	April 2029 - June 2034
Greg Smitherman	989,721	196,221	$1.86 -2.70	October 2031 - June 2034

Director Compensation

Non-Employee Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during the fiscal year ended December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards, or pay any other compensation to any of the non-employee members of our Board of Directors in 2025 for their services as members of our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Ruba Qashu	12,000	–	38,333	50,333
Jeff Kirby	12,000	–	136,000	148,000
Craig Johnson	12,000	–	136,000	148,000

As of December 31, 2025, the non-employee members of our board of directors held the following aggregate number of unexercised options:

Name	Number of Securities Underlying Unexercised Options
Ruba Qashu	208,334
Jeff Kirby	209,375
Craig Johnson	318,500

Except as set forth above, no non-employee member of our board of directors held unexercised options or unvested shares of our Class A common stock or Class B Common Stock as of December 31, 2025.

Non-Employee Director Compensation Policy

Our Board of Directors has adopted a non-employee director compensation policy. The policy is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee will be paid an annual cash retainer of $12,000.

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RELATED PARTY TRANSACTIONS

The following transactions occurred between related parties, therefore, there can be no guarantee that the terms, conditions, interest rates, or prices were transacted at an arm’s-length rate.

Aircraft Lease. On September 1, 2023, the Company and Cloud Transport Operations LLC (“Cloud Transport”) entered into a dry lease agreement (the “Dry Lease”) for a Cessna T210N Turbo Centurion plane. On March 25, 2025, the Company exercised its right to cancel the Dry Lease by providing 120 days notification of termination. The Dry Lease allowed the Company to lease the plane for $350 per hour plus insurance and maintenance costs. Rick Bentley (“Bentley”), the Company’s Founder and then Chief Executive Officer, has an indirect ownership interest in Cloud Transport. Additionally, effective September 1, 2023, the Company and Hydro Hash, Inc. (“HH”) entered into a side agreement related to the Dry Lease, pursuant to which HH agreed, in exchange for use of the plane, to cover 40% of the insurance and maintenance costs for the plane under the Dry Lease. Mr. Bentley is the Chairman and a significant stockholder of HH.

Issuance of Shares for Notes Receivable. On February 20, 2020, we issued 250,000 shares of Class A common stock to Mr. Bentley in exchange for a promissory note receivable in the principal amount of $6,000. The note receivable matures in February 2030 and bears interest at the rate of 1.86% per annum. The note was repaid in full on November 12, 2025, including cumulative interest of $639.93.

Data Center Lease. On January 1, 2024, we entered into a month-to-month lease agreement (the “Lease”) with HH to rent space for an additional data center. Under the terms of the Lease, we pay $1,800 per month for the rental of space, power and high-speed internet access. This is currently one-half the rate that we pay for equivalent services in our Santa Clara facility.

The Company has adopted a written policy requiring all transactions that are required to be reported as a related party transaction under SEC rules be disclosed, in advance of such transaction, to the Board of Directors of the Company and approved by the Board, excluding the vote of any director who has any direct or indirect interest in that transaction. All of the transactions described above were approved by the Board in this manner.

_________________________________

1 Varnum NTD: Has this been paid off?

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STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Stockholders wishing to submit proposals on matters appropriate for stockholder action to be presented at our 2027 Annual Meeting of Stockholders may do so in accordance with Rule 14a-8 of the Securities Exchange Act of 1934. For such proposals to be included in our proxy materials relating to our 2027 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us at our principal executive offices at 3000 El Camino Real, Bldg 4, Ste 200, Palo Alto, California 94306, no later than February 2, 2027. However, if the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2026 Annual Meeting, the deadline is a reasonable time before we begin to print and send our proxy materials for the 2027 Annual Meeting of Stockholders.

Under our Bylaws, no business may be brought before an annual stockholder meeting unless it is specified in the notice of the meeting given by the Company, or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to us (containing certain information specified in the Bylaws about the stockholder and the proposed action) not less than 90 nor more than 120 days prior to the date of the first anniversary of the preceding year’s Annual Meeting of Stockholders. If the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be provided not more than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting is first made by the Company.

As of June 2, 2026, no proposals from any stockholder to be presented at the 2026 Annual Meeting of Stockholders have been received by us.

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GENERAL

The cost of soliciting proxies for the Annual Meeting will be borne by us. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, email, or in person. We have retained the services of Broadridge Financial Solutions, Inc. to deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners.

As of the date of this proxy statement, management knows of no other matters to be brought before the meeting. However, if further business is presented by others, the proxy holders will act in accordance with their best judgment.

By order of our Board of Directors,

Greg Smitherman

Corporate Secretary

Dated: June 2, 2026

Cloudastructure, Inc.

3000 El Camino Real, Bldg 4, Ste 200

Palo Alto, California 94306

___________________

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APPENDIX A

FIRST AMENDMENT TO THE

CLOUDASTRUCTURE, INC.

AMENDED AND RESTATED 2024 EQUITY INCENTIVE PLAN

This FIRST AMENDMENT (the “Amendment”) to the Cloudastructure, Inc. Amended and Restated 2024 Equity Incentive Plan, as amended and restated effective June 27, 2025 (the “Plan”), is adopted by the Board of Directors (the “Board”) of Cloudastructure, Inc., a Delaware corporation (the “Company”), effective as of May 21, 2026, subject to stockholder approval. Capitalized terms used but not defined in this Amendment shall have the meanings given them in the Plan.

Background

A.Section 16 of the Plan prohibits the Administrator from reducing the exercise price of outstanding Stock Options without prior stockholder approval, except as provided in Sections 3(b) and 3(c) of the Plan.

B.Due to a sustained decline in the market price of the Company’s Class A Common Stock, a significant number of outstanding Stock Options are currently “underwater” (i.e., the per share exercise price exceeds the current Fair Market Value of the Stock), undermining the retentive and incentive purposes of the Plan.

C.The Board has determined that it is in the best interests of the Company and its stockholders to authorize the Administrator to effect a limited, one-time repricing of certain underwater Stock Options by reducing the exercise price thereof, but to not less than Fair Market Value, subject to stockholder approval. The Company’s Class A Common Stock is listed on The Nasdaq Stock Market, and Nasdaq Listing Rule 5635(c) requires stockholder approval of any repricing or decrease in exercise price of outstanding options.

D.The Board has approved this Amendment, subject to and contingent upon approval by the stockholders of the Company in accordance with applicable law and the rules of The Nasdaq Stock Market.

Amendment

Therefore, the Plan is hereby amended as follows:

1.Addition of Section 5(g) — One-Time Stock Option Repricing. A new Section 5(g) is hereby added to the Plan to read in its entirety as follows:

(g) One-Time Stock Option Repricing.

(i) Notwithstanding any other provision of this Plan to the contrary, including (without limitation) Section 16, the Administrator is hereby authorized, in its sole discretion, to effect a one-time reduction in the exercise price per share (a “Repricing”) of any or all outstanding Stock Options that (A) were granted under this Plan or the Original Plan, (B) are outstanding as of May 21, 2026 (the “Eligible Option Date”), and (C) have an exercise price per share that exceeds the Fair Market Value of a share of Stock on the date of the Repricing (each, an “Eligible Option”); provided, however, that the reduced exercise price per share shall not be less than the Fair Market Value of a share of Stock on the date of the Repricing, as determined in accordance with Section 5(b) of this Plan.

(ii) The Repricing must be effected on a single date selected by the Administrator (the “Repricing Date”), which date shall be no later than May 21, 2027. This Section 5(g) shall expire and be of no further force or effect following the Repricing Date.

A-1

(iii) Except for the reduction of the exercise price per share, all other terms and conditions of each repriced Eligible Option (including, without limitation, the number of shares subject thereto, the vesting schedule, and the expiration date) shall remain unchanged.

(iv) To the extent any Eligible Option that is an Incentive Stock Option is repriced pursuant to this Section 5(g), such Repricing shall be treated as the cancellation of the existing Incentive Stock Option and the grant of a new Stock Option for purposes of Section 422 of the Code. Any repriced Stock Option intended to qualify as an Incentive Stock Option must satisfy the requirements of Section 422 of the Code, including the $100,000 annual limit described in Section 5(f) of this Plan, and the term of such option shall not be extended beyond the original expiration date.

2.Conforming Amendment to Section 16. The last sentence of Section 16 of the Plan is hereby amended and restated in its entirety to read as follows:

Except as provided in Section 3(b), Section 3(c), or Section 5(g), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards.

3. Stockholder Approval. This Amendment shall not become effective unless and until it has been approved by the stockholders of the Company in a manner that satisfies the requirements of applicable Delaware law, the Company’s certificate of incorporation and bylaws, and the applicable rules of The Nasdaq Stock Market. If stockholder approval is not obtained, this Amendment shall be null and void and of no force or effect, and the Plan shall continue in full force and effect as if this Amendment had not been adopted.

4.No Other Changes. Except as expressly modified by this Amendment, the Plan shall remain in full force and effect in accordance with its terms. In the event of any conflict between the terms of this Amendment and the terms of the Plan, the terms of this Amendment shall control.

5.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles, consistent with Section 20 of the Plan.

The Company has caused this First Amendment to the Cloudastructure, Inc. Amended and Restated Equity Incentive Plan to be executed by its duly authorized officer as of the date first written above.

CLOUDASTRUCTURE, INC.

____________________________________
By: James McCormick
Its: CEO

A-2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CLOUDASTRUCTURE, INC. 228 HAMILTON AVE., 3RD FLOOR PALO ALTO, CA 94301 VOTE BY INTERNET Before The Meeting - Go to www . proxyvote . com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 P . M . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . During The Meeting - Go to www . virtualshareholdermeeting . com/CSAI 2026 You may attend the meeting via the Internet and vote during the meeting . Have the information that is printed in the box marked by the arrow available and follow the instructions . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 P . M . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 . T00198 - P52592 1a. Jeff Kirby ! ! ! ! ! ! ! ! ! ! ! To be elected for a term expiring in 2029: 3. To vote on a proposal to amend the Certificate of Incorporation to decrease our total number of authorized shares from 500 , 000 , 000 shares to 83 , 333 , 334 shares, 69 , 000 , 000 shares of which shall be Class A common stock, par value $ 0 . 0001 per share, 13 , 333 , 334 shares of which shall be Class B common stock, par value $ 0 . 0001 per share, and 1 , 000 , 000 shares of which shall be preferred stock, par value $ 0 . 0001 per share, to reduce the Company’s Delaware franchise tax obligations . 4. To vote on a proposal to amend the Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of Class A and Class B common stock at a ratio ranging from 1 - for - 2 to 1 - for - 200 , with the exact ratio and timing, if at all, to be determined by our Board of Directors, in its sole discretion ; and in connection with the reverse stock split, further authorize our Board of Directors to decrease our total number of authorized shares by a proportionate amount based on the reverse stock split ratio selected by the Board . 5. To vote on a proposal to amend the Cloudastructure, Inc . 2024 Amended and Restated Equity Incentive Plan to permit a one - time repricing of outstanding stock options . NOTE: Such other business as may properly come before the meeting or any adjournment thereof. NOTE : Please sign as name appears hereon . Joint owners should each sign . When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such . 2. Ratify the appointment of TAAD LLP as our independent registered public accounting firm for fiscal 2026. For Withhold For Against Abstain CLOUDASTRUCTURE, INC. The Board of Directors recommends you vote FOR Proposals 1, 2, 3, 4 and 5: 1. Election of Director Nominee: ! ! ! SCAN TO VIEW MATERIALS & VOTE 

T00199 - P52592 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. CLOUDASTRUCTURE, INC. Annual Meeting of Stockholders July 15, 2026, 1:00 p.m. Pacific Time PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CLOUDASTRUCTURE, INC. The undersigned hereby appoints James McCormick and Greg Smitherman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys - in - fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cloudastructure, Inc . capital stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on July 15 , 2026 , or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting . THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED . IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEE UNDER PROPOSAL 1 , FOR PROPOSAL 2 , FOR PROPOSAL 3 , FOR PROPOSAL 4 , FOR PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING . (Continued and to be marked, dated and signed, on the other side)